Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY
for
Tender of Shares of Common Stock
(Including the Associated Rights to Purchase Shares of Series A Junior
Participating Preferred Stock)
of
DADE BEHRING HOLDINGS, INC.
Pursuant to the Offer to Purchase dated August 8, 2007
by
BELFAST MERGER CO.
a wholly-owned subsidiary of
SIEMENS CORPORATION
an indirect, wholly-owned subsidiary of
SIEMENS AKTIENGESELLSCHAFT

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON WEDNESDAY, SEPTEMBER 5, 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for the Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase described below) or the expiration of any Subsequent Offering Period (as defined in the Offer to Purchase described below), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date, or the expiration of any Subsequent Offering Period. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

MELLON INVESTOR SERVICES LLC

By Mail:	By Overnight Courier or By Hand:
Mellon Investor Services LLC	Mellon Investor Services LLC
Corporate Actions Department	480 Washington Blvd.
P.O. Box 3301	Jersey City, NJ 07310
South Hackensack, NJ 07606	Attention: Corporate Actions Department, 27th Floor
For Notice of Guaranteed Delivery
(for Eligible Institutions only)

By Facsimile Transmission:

(201) 680-4626

To Confirm
Facsimile Transmission Only:

(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Belfast Merger Co., a Delaware corporation (“Purchaser”), which is a wholly-owned subsidiary of Siemens Corporation, a Delaware corporation, which is an indirect, wholly-owned subsidiary of Siemens Aktiengesellschaft, a corporation formed under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated August 8, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the “Common Stock”), of Dade Behring Holdings, Inc., a Delaware corporation (the “Company”), together with the associated rights to purchase Series A Junior Participating Preferred Stock (the “Rights”), issued pursuant to the Rights Agreement, dated October 3, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the Common Stock and the Rights together being referred to herein as the “Shares”), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Name(s) of Record Holder(s):
(Please Print)

Address(es):
(Include Zip Code)

Area Code and Telephone Number: (          )

Certificate Nos. (if available):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer:

☐  The Depository Trust Company Signature(s)

Account Number:

Dated:	, 2007

THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) of a transfer of such Shares into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three NASDAQ Global Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)

Address:
(Zip Code)

Area Code and Telephone Number: (          )

Name:

Title:

Dated:	, 2007

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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